EXHIBIT INDEX

EXHIBIT                                                                    PAGE

   1     Consent to joint Schedule 13D filing.                                *

   2     Stock and Note Purchase Agreement, dated as of
         June 15, 1992, between Empire of Carolina, Inc. and
         Selex Sittard B.V.                                                   *

   3     Option, dated June 19, 1992, granted by The Deltona
         Corporation to Selex Sittard B.V. 1992.                              *

   4     Sale and Assignment Agreement dated December 4, 1992
         by and between Antony Gram and Citibank, N.A., Fleet
         National Bank and Chemical Bank.                                    **

   5     Warrants (3) dated June 18, 1992 issued by Deltona in
         favor of Citibank, N.A., Fleet National Bank and
         Chemical Bank.                                                      **

   6     Seventh Amendment to Credit and Security Agreement dated
         December 2, 1992 by and among Yasawa Holding, N.V.,
         Deltona and certain subsidiaries of Deltona.                        **

   7     Warrant Exercise and Debt Reduction Agreement dated
         December 2, 1992 by and between Deltona and Yasawa
         Holding, N.V.                                                       **

   8     Agreement of Purchase and Sale dated December 2, 1992
         between Deltona and Scafholding, B.V.                               **

   9     Citrus Springs Joint Venture Agreement dated December 2,
         1992 between Deltona and Citony Development Corporation.            **

  10     Agreement of Purchase and Sale dated December 2,
         1992 between Deltona, Margolf Investments, Inc. and
         Five Points Title Service Co., Inc., as Escrow Agent.               **

  11     Lease Agreement dated December 2, 1992 between Margolf
         as Landlord and Deltona as Tenant.                                  **

  12     Loan Agreement dated December 2, 1992 between
         Scafholding B.V. and Deltona.                                       **

  13     Loan Agreement dated April 30, 1993 between
         Selex International, B.V. and Deltona.                             ***

  14     Loan Agreement dated July 14, 1993 between Deltona
         and Selex International, B.V.                                     ****

  15     First Amendment to Loan Agreement dated August 5, 1993.

  16     Second Amendment to Loan Agreement dated August 19, 1993.

  17     Third Amendment to Loan Agreement dated September 29, 1993.

  18     Fourth Amendment to Loan Agreement dated November 11, 1993.

  19     Fifth Amendment to Loan Agreement dated December 30, 1993.

  20     Agreement for Purchase and Sale of Land in St. John's
         County, Florida dated March 8, 1994.


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    * Incorporated by reference from Schedule 13D dated June 19, 1992, as previously filed by the Reporting Persons with the Securities and Exchange Commission.

   ** Incorporated by reference from Amendment No. 1 to Schedule 13D dated
      December 4, 1992, as previously filed by the reporting persons with the Securities and Exchange Commission.

  *** Incorporated by reference from Form 10-Q for the quarter ended March 26, 1993, as filed by Deltona with the Securities and Exchange
       Commission.

 **** Incorporated by reference from Form 10-Q for the quarter ended June 25, 1993, as filed by Deltona with the Securities and Exchange Commission.